Exhibit 10.5

Privileged and Confidential

CARLSMED, INC.

2019 Stock INCENTIVE PLAN

Performance-vesting Restricted Stock Unit AWARD AGREEMENT

You (the “Grantee”) have been granted an award of Restricted Stock Units (the “RSUs”), subject to the terms and conditions of this Performance-Vesting Restricted Stock Unit Award Agreement (this “Agreement”), the Carlsmed, Inc. 2019 Stock Incentive Plan, as may be amended, modified or restated from time to time (the “Plan”). Unless otherwise defined in this Agreement, the terms defined in the Plan shall have the same defined meanings in this Agreement. In the event of a conflict between this Agreement and the Plan, the provisions of the Plan shall control.

1.
Award Details.

Grantee’s Name	Mike Cordonnier
Grantee’s Address	[***]
Grantee’s Email Address	[***]
Grant Date	March 5, 2025
Total Number of Shares Subject to the RSU	627,630
Vesting Schedule	As set forth in Exhibit A.
Expiration Date	The fourth anniversary of the Grant Date.

2.
Issuance of RSUs. The Company hereby grants to the Grantee an Award covering the Total Number of Shares Subject to the RSU, subject to the Plan and this Agreement. The terms of the RSUs shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.
3.
Issuance of Shares.
(a)
General. The Company shall issue to Grantee a number of Shares equal to the aggregate number of vested RSUs, subject to satisfaction of all applicable, federal, state and local income and employment taxes required to be withheld pursuant to Section 7(c) of the Plan, as soon as reasonably practicable following the applicable vesting date, but in any event within sixty (60) days of the date on which the RSUs vest.

(b)
Term of RSUs. The RSUs shall be of no further force or effect if the vesting conditions in Exhibit A are not satisfied prior to or on the Expiration Date. The Grantee agrees that the Company and its officers, employees, attorneys and agents do not have any obligation to notify the Grantee prior to the expiration of the RSUs. This Section 3(b) shall supersede any contrary representation that may have been made, orally or in writing, by the Company or by an officer, employee, attorney or agent of the Company.
4.
Dividend Equivalent Rights. Dividend Equivalent Rights shall not be credited to the Grantee while the RSUs are outstanding.
5.
Stockholders’ Agreements. The Grantee agrees, upon the Company’s request, to enter into any stockholders’ agreement, voting agreement, agreement containing a right of first refusal in favor of the Company and/or any stockholder of the Company, or any similar agreement or arrangement then in effect with respect to the RSUs or Shares (each such agreement or arrangement, a “Stockholders’ Agreement”): (a) upon the grant of the RSUs, (b) upon issuance of Shares (c) at any other time, in each case in the Company’s sole discretion. If the Company is unable to obtain the Grantee’s signature on the Stockholders’ Agreement within five days of delivery thereof to the Grantee, then by the acceptance of the RSUs, the Grantee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as the Grantee’s agent and attorney-in-fact, to act for and on its behalf and stead, to execute and deliver the Stockholders’ Agreement with the same force and effect as if executed and delivered by the Grantee. In the event of any conflict between the Stockholders’ Agreement and this Agreement, the provisions of the Stockholders’ Agreement shall control.
6.
Taxes. The Grantee should consult a tax adviser. If the RSUs are settled (a) following a Registration Date and (b) prior to the expiration of any lock-up period, the Company shall withhold a whole number of Shares from those Shares issuable to the Grantee as the Administrator determines necessary to satisfy the applicable tax withholding obligation, unless otherwise determined by the Administrator, in its sole discretion.
7.
Stop-Transfer Notices. To ensure compliance with the restrictions on transfer set forth in the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
8.
Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
9.
Lock-Up Agreement.
(a)
Agreement. The Grantee, if requested by the Company and/or the lead underwriter(s) of any public offering of the Shares (the “Lead Underwriter”), irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Shares or any securities convertible into or exchangeable or exercisable for Shares or any other rights to purchase or acquire Shares (except Shares included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933 (the “Act”), as amended, or the consummation of a Registration Date or such shorter or longer period as the Lead Underwriter shall specify. The Grantee further agrees to sign such documents as may be requested by the Company and/or the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Shares subject to the lock-up period until the end of such period. The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Shares, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 9 and shall have the right, power and authority to enforce the provisions of this Section 9 as though they were a party hereto.
(b)
No Amendment Without Consent of Underwriter. During the period from identification of a Lead Underwriter in connection with any public offering of the Shares until the earlier of (i) the expiration of the lock-up period specified in Section 9(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 9 may not be amended or waived except with the consent of the Lead Underwriter.
10.
Entire Agreement. The terms of the Plan are incorporated into this Agreement and, together with this Agreement and the Stockholders’ Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof; provided, however, that if the Grantee is party to an employment, change in control or similar agreement with the Company or a Related Entity and such agreement contains terms applicable to equity awards of the type granted by this Agreement that are more favorable to the Grantee than the terms set forth in this Agreement, such more favorable terms shall control. Nothing in the Plan or this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any persons other than the Company and the Grantee. If any provision of the Plan or this Agreement is determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
11.
Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding.
12.
Notices. The Grantee agrees to accept by email all documents relating to the Plan, the RSUs and any Shares issuable pursuant to the RSUs and all other documents that the Company is required to deliver to its stockholders. The Grantee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. The Grantee may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with the Grantee’s ability to access the documents.

13.
Confidentiality. The Grantee understands and agrees that any financial statements, information about the risks associated with investment in the Shares, or other similar statements or information provided by the Company to the Grantee are confidential and shall not be disclosed by the Grantee, to any Person, for any reason, at any time, without the prior written consent of the Company, unless required by Applicable Laws. If disclosure of such statements or information is required by Applicable Laws, whether through subpoena, request for production, deposition, or otherwise, the Grantee promptly shall provide written notice to the Company, including copies of the subpoena, request for production, deposition, or otherwise, within five business days of their receipt by the Grantee and prior to any disclosure so as to provide the Company an opportunity to move to quash or otherwise to oppose the disclosure. Notwithstanding the foregoing, the Grantee may disclose the terms of such statements or information to his or her spouse or domestic partner, and for legitimate business reasons, to Grantee’s legal, financial, and tax advisers. Nothing in this Agreement limits the Grantee’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by Applicable Laws or privilege to the United States Securities and Exchange Commission or any other federal, state or local governmental agency or commission regarding possible legal violations, without disclosure to the Company or any Subsidiary. The Company may not retaliate against the Grantee for any of these activities, and nothing in this Agreement requires the Grantee to waive any monetary award or other payment that the Grantee might become entitled to from to the United States Securities and Exchange Commission or any other federal, state or local governmental agency or commission.
14.
Personal Data Authorization. The Grantee understands and acknowledges that the Company and any Related Entities hold certain personal information regarding the Grantee for the purpose of managing and administering the Plan, including the Grantee’s name, home address, telephone number, date of birth, social security number, salary, nationality, job title, any Shares or directorships held in the Company and details of all Awards canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”). The Grantee further understands and acknowledges that the Company and any Related Entities will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan and that the Company and any Related Entities may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. The Grantee understands and acknowledges that the recipients of Data may be located in the United States or elsewhere.
15.
Grantee’s Representations. The Grantee understands that neither the RSUs nor any Shares acquired upon settlement of the RSUs have been registered under the Act, or any other Applicable Laws. The Grantee represents and agrees that any Shares acquired upon settlement of the RSUs will be acquired for investment, and not with a view to the sale or distribution thereof. If the Shares are not registered under the Act, but an exemption is available that requires an investment or other representation, the Grantee shall represent and agree, at the time of exercise, that the Shares being acquired upon settlement of the RSUs are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

16.
Consent to Electronic Notice. The Grantee consents to the delivery of any stockholder notice pursuant to Applicable Law, by electronic transmission pursuant to Applicable Law (or any successor thereto) at the electronic mail address on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. The Grantee agrees to promptly notify the Company of any change in the Grantee’s electronic mail address, and that failure to do so shall not affect the foregoing.
17.
Restrictive Legends. The Grantee understands and agrees that the Company may, in its discretion, cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by Applicable Law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE PERFORMANCE-VESTING RESTRICTED STOCK UNIT AWARD AGREEMENT, ANY STOCKHOLDER’S AGREEMENT OR ANY OTHER AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

18.
Venue. The Company and the Grantee agree that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Southern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the county of San Diego, California) and that the parties shall submit to the jurisdiction of such court. The Company and the Grantee irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement and agree that the RSUs are to be governed by the terms and conditions of this Agreement and the Plan.

Carlsmed, Inc.
an Delaware corporation
By:	/s/ Niall Casey
Name:	Niall Casey
Title:	Secretary

By the Grantee’s acceptance of this Agreement either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company, the Grantee acknowledges receipt of a copy of the Plan and this Agreement and familiarity with the terms and conditions of the RSUs, and accepts the RSUs subject to all of such terms and conditions. The Grantee has reviewed the Plan and this Agreement in their entirety and has had an opportunity to obtain the advice of counsel prior to executing this Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Agreement.

GRANTEE

By:	/s/ Mike Cordonnier
Name:	Mike Cordonnier

Exhibit A

Vesting Schedule

Subject to the Grantee’s Continuous Service with the Company as its Chief Executive Officer and other limitations set forth in the Plan and this Agreement, the RSUs will be eligible to vest in accordance with this Exhibit A.

1.
Price-Based Vesting: Following such time as the Common Stock is listed on one or more established stock exchanges or national market systems, a number of RSUs will vest on the date or dates, in each case, when the average Fair Market Value of the Company’s Shares during any consecutive 90-trading day period equals or exceeds the applicable “Target Price” specified in the RSU Vesting Table below. In order for any RSUs to vest in accordance with this Section 1: (a) the applicable 90-day trading period must commence after the Common Stock is listed on one or more established stock exchanges or national market systems and must end prior to the Expiration Date and (b) the Grantee must remain employed as the Chief Executive Officer of the Company through the date such achievement is certified by the Administrator (with the date of such certification deemed the vesting date).

RSU Vesting Table
Incremental Number of RSUs Vested	Target Price*
313,815 (50%)	$7.70
313,815 (50%)	$9.62

* The Target Price shall be adjusted, as appropriate, in accordance with Section 10 of the Plan.

2.
Corporate Transaction-Based Vesting: On the occurrence of a Corporate Transaction (with the date of the occurrence of a Corporate Transaction the vesting date for purposes of this Section 2), subject to the Grantee remaining employed as the Company’s Chief Executive Officer through the occurrence of such Corporate Transaction:
(a)
if such Corporate Transaction occurs at such time as the Common Stock is not listed on one or more established stock exchanges or national market systems (a “Private Company Transaction”), a number of RSUs shall vest based on the RSU Vesting Table above, if the Fair Market Value per share of the Company’s Series C Preferred Stock achieved in such Corporate Transaction equals or exceeds the applicable Target Price(s) (with the Target Price measured based on such Series C Preferred Stock’s Fair Market Value); and
(b)
if such Corporate Transaction occurs at such time as the Common Stock is listed on one or more established stock exchanges or national market systems (a “Public Company Transaction”), a number of RSUs shall vest based on the RSU Vesting Table above, if the Fair

Market Value per Share achieved in such Corporate Transaction equals or exceeds the applicable Target Price(s).

In connection with a Corporate Transaction, if the Company’s Series C Preferred Stock (in the case of a Private Company Transaction) or the Shares (in the case of a Public Company Transaction) are entitled to receive any contingent or deferred amounts, including payments subject to earnouts, post-closing purchase price adjustments, escrows, offset rights, holdback terms and similar conditions, the determination of the Fair Market Value and whether any of the RSUs shall vest in connection with such Corporate Transaction shall be made by the Administrator in its sole discretion. The Administrator may determine that RSUs shall vest only at such time as the Company’s Series C Preferred Stock or Shares, as applicable, receive consideration in a sufficient amount to equal or exceed the applicable Target Price(s), in which case the vesting date shall be such date as determined by the Administrator; provided, however, that any such determinations by the Administrator shall be in a manner that complies with (or ensures the RSUs remain exempt from) Code Section 409A.

3.
Double-Trigger Vesting. If any RSUs do not fully vest in a Corporate Transaction, then the corresponding unvested RSUs shall be subject to Section 11 of the Plan. In addition, provided that Grantee remains Chief Executive Officer of the Company until immediately prior to the closing of such Corporate Transaction, any unvested RSUs following a Corporate Transaction that are Assumed in connection with such Corporate Transaction shall vest if the Grantee’s Continuous Service is terminated by the Company (or its successor) without Cause or by the Grantee’s resignation for Good Reason, in each case, that occurs during the one-year period immediately following the consummation of such Corporate Transaction but prior to the Expiration Date, subject to the Grantee executing a release of claims in favor of the Company (“Double-Trigger Acceleration”).

For the avoidance of doubt, if either (x) the Target Price is not achieved prior to the Expiration Date or (y) except as set forth above with respect to Double-Trigger Acceleration, the Grantee’s employment as the Company’s Chief Executive Officer terminates for any reason (including, for the avoidance of doubt, if the Grantee’s employment continues but in a role other than Chief Executive Officer), then any unvested RSUs granted hereunder shall terminate immediately without consideration.

2